Exhibit 99.1

Z Squared, Inc. Outlines Phase 1 Plan to Reach 100 MW of AI-Ready Infrastructure for Inference Workloads

Ft. Lauderdale — May 19, 2026 — Z Squared, Inc. (NASDAQ: ZSQR) (the “Company”), a digital infrastructure company expanding into AI infrastructure for inference workloads, today announced the Phase 1 destination of its strategy which includes a goal of reaching 100 megawatts (MW) of AI-ready capacity available for customer contracts, across multiple U.S. sites over the next 18 months.

The 100 MW objective will be pursued through Z Squared's acquire-and-convert engine, sourcing operating sites where power is already flowing, structuring shareholder-aligned acquisitions and/or joint ventures, and converting those sites to AI-ready capacity on a truncated timeline relative to current market standard of, three-to-five-years for a greenfield development.

As a first step in achieving the Company’s goal of 100 MW in this phase, the Company signed a binding letter of intent to acquire Skycore Digital (“Skycore”), as previously announced, comprising of three active North Carolina sites powered by Duke Energy. Skycore operates approximately 24 MW of energized capacity currently connected to the grid, plus an additional 18 MW available through existing Duke Energy Letters of Authorization, the defined path to up to 42 MW of total potential capacity.

Z Squared is operating from a virtually debt-free balance sheet following its April 2026 listing on the Nasdaq Global Market.

The Company is actively evaluating a pipeline of additional acquisition targets consistent with its acquire-and-convert strategy. Each target is assessed on the same criteria applied to Skycore: energized, grid-connected sites where conversion to AI-ready inference capacity can be executed without the multi-year delays associated with greenfield development. As with any acquisition pipeline, there can be no assurance that additional transactions will be completed on acceptable terms or at all.

“Power is the gating input for AI infrastructure, and time-to-power is what separates the operators who can serve this market from the ones who cannot,” said David Halabu, Co-Chief Executive Officer of Z Squared. “Our engine is straightforward: acquire operating sites where power is already flowing, structure each deal in alignment with shareholders’ interests, and convert those sites to AI-ready capacity on the timeline customers actually need. That is what Z Squared does, and we are building the pipeline to do it at scale."

“What makes this strategy executable is operational discipline,” said Michelle Burke, Co-Chief Executive Officer of Z Squared. “Skycore closes, we convert. The next site closes, we convert. Conversion capital is staged site by site, milestone by milestone, against customer contracts and operational readiness, not ahead of them. That discipline is how we move through a pipeline of acquisitions without overextending the balance sheet or sacrificing execution quality.”

Operating Principles

Z Squared's strategy is built on three principles:

•	Lead with power. Start where power is already flowing. Time-to-power is the underlying advantage.
•	Build for inference. The workload being built for is production inference, the AI workload that powers chat sessions, copilots, recommendations, and customer-service interactions at scale — not foundation-model training.
•	Scale with discipline. Shareholder-aligned deal structures tie sellers to Z Squared’s long-term success. Conversion capital is staged site by site, against signed contracts and operational readiness.

AI workloads run on electricity at industrial scale, and grid interconnection queues for new data center sites have stretched to multiple years in most U.S. regions. A new site applying for power today may not see commercial capacity for up to three to five years. At the same time, some NeoCloud operators racing to deploy AI compute are turning customers away because they cannot bring infrastructure online fast enough.

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The intended customers for Z Squared's AI-ready capacity are NeoCloud operators and the next wave of AI infrastructure operators deploying production AI compute at scale, specialized cloud operators built for AI workloads. Under the model, the customer brings the compute hardware, and Z Squared will have the ability to deliver the other material pieces: power, cooling, density, fiber, security, and operations.

About Z Squared

Z Squared is a computing infrastructure company operating advanced computing equipment strategically distributed across North Carolina, South Carolina, and Iowa. Z Squared’s distributed, facility agnostic infrastructure is purpose built for operational resilience and rapid scalability. The Company’s current operations include crypto mining, which provides a natural foundation for the Company’s newer verticals in power generation, data center development, and high-performance compute hosting. The Company manages and optimizes a substantial fleet of specialized computing hardware, supported by dynamic power management strategies, real time analytics dashboards, and a comprehensive in house repair and lifecycle management program designed to maximize hardware efficiency and reduce capital waste.

The Company’s infrastructure avoids over reliance on any single hosting provider and supports agile redeployment of equipment based on shifting power costs, infrastructure readiness, and uptime performance. Z Squared’s operational model emphasizes efficiency, discipline, and precision execution, grounded in real time analytics integrated through centralized dashboards that aggregate data from facilities, hardware, and internal systems.

The Company’s power strategy is designed to respond flexibly to real time grid conditions, including curtailment schedules and seasonal electricity rate fluctuations. By adapting energy consumption in response to pricing signals, Z Squared aims to lower its cost per kilowatt hour while preserving uptime and maximizing operational efficiency. Z Squared’s distributed, facility agnostic structure reduces exposure to localized disruptions such as regulatory shifts or grid instability, and supports rapid scalability into new geographies and emerging computing workloads.

Z Squared recently entered into a binding letter of intent to acquire Skycore Digital, potentially adding 24 MW of energized AI-ready infrastructure in North Carolina with an expansion path to 42 MW.

The Company is led by an experienced team with deep expertise in large scale computing operations, infrastructure optimization, and power management. For more information, please visit www.zsquaredinc.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by words such as "believes," "expects," "intends," "plans," "anticipates," "aims," "goal," "objective," "potential," "will," "would," "could," and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements in this press release include, without limitation, statements regarding: the Company's Phase 1 goal of reaching 100 megawatts of AI-ready capacity available for customer contracts across multiple U.S. sites over 18 months, and the Company's ability to achieve that goal on the contemplated timeline or at all; the Company's "acquire-and-convert" strategy, including its ability to identify, source, and structure acquisitions and joint ventures involving energized, grid-connected sites and to convert those sites to AI-ready capacity on timelines shorter than the three-to-five-year cycles management associates with greenfield development; the proposed acquisition of Skycore Digital, including the parties' ability to negotiate, execute, and consummate definitive transaction documentation on the terms contemplated by the binding letter of intent or at all, and the timing thereof; the anticipated benefits of the proposed Skycore Digital transaction, including the addition of approximately 24 MW of energized capacity in North Carolina and the potential expansion path to up to 42 MW of total capacity through the conversion of 18 MW available under existing Duke Energy Letters of Authorization; the Company's pipeline of additional acquisition and partnership opportunities involving energized infrastructure assets, and the Company's ability to execute on that pipeline on acceptable terms or at all; the anticipated customer profile for the Company's AI-ready capacity, including NeoCloud operators and other AI infrastructure operators deploying production inference workloads, and the Company's ability to attract and contract with those customers; the Company's ability to deliver power, cooling, density, fiber, security, and operations to those customers under the contemplated customer-supplied-compute model; expected dynamics affecting grid interconnection queues and time-to-power for new data center capacity in the United States; the Company's belief that growing demand for AI inference capacity and constraints on energized power availability are creating opportunities for experienced infrastructure operators; the Company's plans to expand its existing crypto mining foundation into power generation, data center development, and high-performance compute hosting; the Company's power-management strategies and ability to lower its cost per kilowatt-hour through curtailment participation and response to seasonal rate fluctuations while preserving uptime; the resilience and scalability benefits of the Company's distributed, facility-agnostic infrastructure, including its ability to scale into new geographies and emerging computing workloads; and the Company's future financial and operational performance.

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These forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks, uncertainties, and other factors, many of which are outside the Company's control, that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others: the Company's ability to achieve its Phase 1 100 MW objective on the contemplated timeline, or at all, including the risk that acquisitions, joint ventures, financing, conversion capital deployment, customer contracting, or site development do not progress as anticipated; the Company's ability to execute its acquire-and-convert strategy, including its ability to identify suitable energized sites, structure transactions on acceptable terms, and convert acquired sites to AI-ready capacity on the truncated timelines management contemplates; the Company's ability to negotiate and execute definitive transaction documentation for the Skycore Digital acquisition, satisfy or obtain waivers of conditions to closing, finance the transaction, and consummate the acquisition on the timeline contemplated by the binding letter of intent or at all; the Company's ability to realize the anticipated benefits of the proposed Skycore Digital transaction, including the projected megawatt capacity and the conversion of the 18 MW available under existing Duke Energy Letters of Authorization into operational capacity; the Company's ability to execute its post-listing business strategy and to integrate operations and personnel following the recently completed business combination; the Company's ability to develop the technical, operational, financial, and commercial capabilities required to participate in the AI infrastructure, data center, and high-performance compute hosting markets, none of which currently generate revenue for the Company; whether expected demand from NeoCloud operators and other AI infrastructure customers for production inference capacity materializes on the timeline or in the magnitude management anticipates; the Company's current dependence on cryptocurrency mining and the volatility of cryptocurrency markets, mining economics, network difficulty, and digital asset values, including with respect to Dogecoin; changes in power costs, energy regulation, grid conditions, interconnection queue dynamics, curtailment programs, and seasonal electricity rate fluctuations; the availability, pricing, and technological obsolescence of mining and computing hardware; the Company's ability to maintain and expand its facility footprint and respond to localized regulatory shifts or grid instability; the continued service of the Company's senior management, including its Co-Chief Executive Officers; competition in the computing infrastructure, cryptocurrency mining, AI infrastructure, and digital asset industries; market, economic, and capital-markets conditions, including the Company's ability to access additional capital on acceptable terms; and regulatory developments affecting cryptocurrency mining, digital assets, power consumption, and data-center operations. Additional risks and uncertainties are described under the heading "Risk Factors" in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2026 reporting the closing of the business combination, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and the Company's subsequent filings with the Securities and Exchange Commission, each of which is available at www.sec.gov.

Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact: ZSQR@mzgroup.us

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